UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2018

Etsy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36911	20-4898921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Adams Street

Brooklyn, New York 11201

(Address of principal executive offices, including zip code)

(718) 880-3660

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On March 8, 2018, Etsy, Inc. (“Etsy”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (the “Purchasers”), relating to the sale by Etsy of an aggregate of $345 million principal amount of its 0% Convertible Senior Notes due 2023 (the “Notes”), including an aggregate of $45 million additional principal amount of Notes to be issued pursuant to the exercise in full of the Purchasers’ over-allotment option, in a private offering (the “Note Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

A copy of the Purchase Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Indenture and Notes

Etsy issued an aggregate of $300 million principal amount of Notes on March 13, 2018, pursuant to an Indenture, dated March 13, 2018 (the “Indenture”), between Etsy and U.S. Bank National Association, as trustee (the “Trustee”). Etsy expects to issue an additional $45 million principal amount of Notes pursuant to the Indenture on March 15, 2018, subject to customary closing conditions, pursuant to the exercise in full of the Purchasers’ over-allotment option. The Notes do not bear regular interest, and the principal amount of the Notes does not accrete. The Notes may bear special interest under specified circumstances relating to Etsy’s failure to comply with its reporting obligations under the Indenture or if the Notes are not freely tradeable as required by the Indenture. The Notes are convertible into cash, shares of Etsy’s common stock or a combination of cash and shares of Etsy’s common stock, at Etsy’s election. The Notes will mature on March 1, 2023, unless earlier converted or repurchased.

The net proceeds from the Note Offering, including the exercise in full of the Purchasers’ over-allotment option to purchase additional Notes, are expected to be approximately $335 million, after deducting the Purchasers’ discount and estimated offering expenses payable by Etsy. Etsy used a portion of the net proceeds from the Note Offering to pay the cost of the capped call transactions described below. In addition, Etsy used approximately $42 million of the net proceeds from the Note Offering to repurchase 1,588,500 shares of its common stock concurrently with the pricing of the Note Offering in privately negotiated transactions effected through one of the Purchasers or its affiliates. Etsy intends to use the remainder of the net proceeds from the Notes Offering for general corporate purposes.

Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding November 1, 2022 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2018 (and only during such calendar quarter), if the last reported sale price of Etsy’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Etsy’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after November 1, 2022 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, Etsy will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at Etsy’s election.

The initial conversion rate is 27.5691 shares of Etsy’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $36.27 per share of Etsy’s common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid special interest. In addition, following certain corporate events that occur prior to the maturity date, Etsy will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event.

Etsy may not redeem the Notes, and no sinking fund is provided for the Notes.

If Etsy undergoes a fundamental change (as defined in the Indenture), holders may require Etsy to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid special interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default. The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes: (1) Etsy defaults in any payment of special interest on any Note when due and payable and the default continues for a period of 30 days; (2) Etsy defaults in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise; (3) failure by Etsy to comply with Etsy’s obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for five (5) business days; (4) failure by Etsy to give a fundamental change notice, notice of a make-whole fundamental change (as defined in the Indenture) or notice of a specified corporate transaction, in each case when due and such failure continues for five (5) business days; (5) failure by Etsy to comply with its obligations under the Indenture with respect to consolidation, merger and sale of Etsy’s assets; (6) failure by Etsy for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of Etsy’ other agreements contained in the Notes or Indenture; (7) Etsy or any of its significant subsidiaries (as defined in the Indenture) defaults with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $40 million (or its foreign currency equivalent) in the aggregate of Etsy and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to Etsy by the Trustee or to Etsy and the trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; or (8) certain events of bankruptcy, insolvency, or reorganization of Etsy or any of its significant subsidiaries. Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus any accrued and unpaid special interest on the Notes to be immediately due and payable.

The Notes are Etsy’s general unsecured obligations and rank senior in right of payment to all of Etsy’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with all of Etsy’s liabilities that are not so subordinated; effectively junior to any of Etsy’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of Etsy’s subsidiaries.

A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

On March 8, 2018, concurrently with the pricing of the Notes, and on March 13, 2018, concurrently with the exercise in full of the Purchasers’ over-allotment option to purchase additional Notes, Etsy entered into capped call transactions with each of the Purchasers or their respective affiliates (the “Option Counterparties”). The capped call transactions are expected generally to reduce potential dilution to Etsy’s common stock upon any conversion of Notes and/or offset any cash payments Etsy is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to $52.76 (which represents a premium of 100% over the last reported sale price of Etsy’s common stock on March 8, 2018). The capped call transactions are separate transactions, entered into by Etsy with the Option Counterparties, and are not part of the terms of the Notes.

A copy of the form of confirmation for the capped call transactions is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the capped call transaction does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities

See Item 1.01 above and the discussion in Item 8.01 regarding the Purchase Agreement, each of which are incorporated by reference herein. The Notes were sold to the Purchasers pursuant to the Purchase Agreement in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and the Notes were resold to qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act.

The offer and sale of the Notes and the common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01.	Other Events.

On March 8, 2018, Etsy issued a press release announcing the proposed Note Offering. A copy of the press release is filed herewith as Exhibit 99.3.

On March 8, 2018, Etsy issued a press release announcing the pricing of the Note Offering. A copy of the press release is filed herewith as Exhibit 99.4.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements concerning the anticipated closing of the Purchasers’ over-allotment option and use of proceeds from the Note Offering. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that Etsy expects. These risks and uncertainties include market risks, trends and conditions. These and other risks are more fully described in Etsy’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in Etsy’s Annual Report on Form 10-K for the year ended December 31, 2017. In light of these risks, you should not place undue reliance on such forward-looking statements. Forward-looking statements represent Etsy’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. Etsy disclaims any obligation to update forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of March 13, 2018, by and between Etsy, Inc. and U.S. Bank National Association, as Trustee.

4.2	Form of Global Note, representing Etsy, Inc.’s 0% Convertible Senior Notes due 2023 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

99.1	Purchase Agreement, dated March 8, 2018, by and among Etsy, Inc. and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC.

99.2	Form of Confirmation for Capped Call Transactions.

99.3	Press Release issued by Etsy, Inc. on March 8, 2018.

99.4	Press Release issued by Etsy, Inc. on March 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETSY, INC.

By:	/s/ Rachel Glaser
Rachel Glaser
Chief Financial Officer

Date: March 14, 2018